Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Energy Transfer LP of our report dated August 25, 2022, relating to the financial statements of Oasis Midstream Partners LP, which appears in Crestwood Equity Partners LP’s Current Report on Form 8-K/A dated September 2, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 27, 2023